Exhibit 5.1

[LETTERHEAD OF CONYERS DILL & PEARMAN]

• October 2007

Textainer Group Holdings Limited Century House 16 Par-La-Ville Road Hamilton HM HX Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	441-299-4933 david.cooke@conyersdillandpearman.com dwc/385575/corpdocs213405

Dear Sirs

Textainer Group Holdings Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form F-1 (Registration No. 333-146304) filed with the U.S. Securities and Exchange Commission (the “Commission”) on • October 2007 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 9,000,000 common shares, par value US$0.01 each together with an additional 1,350,000 common shares, par value US$0.01 each subject to an over-allotment option granted to the underwriters by the Company (the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association (including a certificate of deposit of memorandum of increase of share capital dated 7 September 2007) and the bye-laws of the Company, each certified by the [Secretary] of the Company on • October 2007, a copy of the bye-laws of the Company (the “New Bye-laws”), certified by the [Secretary] of the Company as being the bye-laws of the Company effective immediately prior to the Company’s initial public offering, copies of minutes of a meeting of the members of the Company held on 4 September 2007, minutes of a meeting of the board of directors of the Company held on 28 August 2007, unanimous written resolutions of the directors of the Company dated • October 2007 and the minutes of a meeting of the IPO Subcommittee held on • October 2007 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Common Shares have been duly authorised and, when issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN